                                                                       EXHIBIT 4

                                   VALESC INC.

                             2001 STOCK OPTION PLAN



1. PURPOSES OF THE PLAN

The purposes of this 2001 Stock Option Plan are to enable Valesc Inc. (the "Company") to attract and retain the services of key employees and persons with managerial, professional or supervisory responsibilities, including, but not limited to, members of the Board of Directors, officers of, and consultants to, the Company or its subsidiaries, responsible for the past and continued success of the Company or its subsidiaries, and to provide them with increased motivation and incentive to exert their best efforts on behalf of the Company or its subsidiaries by enlarging their personal stake in their success.

2. GENERAL PROVISIONS

2.1. DEFINITIONS

     As used in the Plan:

     (a) "Act" means the Securities Exchange Act of 1934, including any and all amendments thereto.

     (b)  "Board of Directors" means the Board of Directors of the Company.

     (c) "Code" means the Internal Revenue Code of 1986, including any and all amendments thereto.

     (d) "Committee" means the committee, if any, appointed by the Board of Directors from time to time to administer the Plan pursuant to Section 2.2.

     (e)  "Common Stock" means the Company's Common Stock, $.0001 par value.

     (f)  "Company" means Valesc Inc., a Delaware corporation.

     (g) "Fair Market Value" means, with respect to a specific date, the last reported sale price of the Common Stock in the over-the-counter market, as reported by NASDAQ if the Common Stock is trading on the NASDAQ National Market; or, if the Common Stock is listed or traded on a national securities exchange, Fair Market Value means the last reported sale price of Common Stock on such exchange; in the event that the Fair Market Value is not determinable by any of the foregoing means, then the Fair Market Value shall be determined in good faith by the Board of Directors or the Committee, as the case may be, on the basis of such methods and considerations as the Board of Directors or the Committee, as the case may be, shall deem appropriate, including, but not limited to, the last sale price by the Company of its Common Stock or any securities convertible into Common Stock.

     (h) "Incentive Stock Option" means an option granted under the Plan which is intended to qualify as an incentive stock option under Section 422 of the Code.

     (i) Non-Qualified Stock Option" means an option granted under the Plan which is not an Incentive Stock Option.

     (j) "Option Event" means the date upon which beneficial ownership (determined in accordance with Rule 13d-3 under the Act) of shares of the Company's Common Stock are acquired (other than directly from the Company in exchange for cash or property) by any Person (as used in Sections 13 or 14 of the Act), other than any person who is an officer or director of the Company on April 1, 2001, who thereby becomes the owner (as defined in Rule 13d-3 under the Act) of more than 20% of the issued and outstanding shares of the Company's Common Stock.)

     (k) "Participant" means a person to whom a Stock Option has been granted under the Plan.

     (l)  "Plan" means this 2001 Stock Option Plan.

     (m) "Stock Option" means an Incentive Stock Option or a Non-Qualified Stock Option granted under the Plan.

2.2. ADMINISTRATION OF THE PLAN

     (a) The Plan shall be administered by the Board of Directors, provided, however that the Board of Directors may appoint a Committee to administer the Plan, which shall at all times consist of two (2) or more persons, each of whom shall be members of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee shall select one of its members as Chairperson, and shall hold meetings at such times and places as it may determine.

     (b) The Board of Directors or the Committee, as the case may be, shall have the full power, subject to and within the limits of the Plan, to:
          (i) interpret and administer the Plan, and Stock Options granted under it; (ii) make and interpret rules and regulations for the administration of the Plan and to make changes in and revoke such rules and regulations (and in the exercise of this power, shall generally determine all questions of policy and expediency that may arise and may correct any defect, omission, or inconsistency in the Plan or any agreement evidencing the grant of any Stock Option in a manner and to the extent it shall deem necessary to make the Plan fully effective); (iii) determine those persons to whom Stock Options shall be granted and the number of Stock Options to be granted to any person; (iv) determine the terms of Stock Options granted under the Plan, consistent with the provisions of the Plan; and (v) generally, exercise such powers and perform such acts in connection with the Plan as are deemed necessary or expedient to promote the best interests of the Company. The interpretation and construction by the Board of Directors or the Committee, as the case may be, of any provision of the Plan or of any Stock Option shall be final, binding and conclusive.

     (c) The Board of Directors or the Committee, as the case may be, may act only by a majority of its members then in office; however, the Board of Directors or the Committee, as the case may be, may authorize any one (1) or more of its members or any officer of the Company to execute and deliver documents on behalf of the Board of Directors or the Committee, as the case may be.

     (d) No member of the Board of Directors or the Committee, as the case may be, shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Board of Directors or the Committee, as the case may be, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors or the Committee, as the case may be) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

2.3. EFFECTIVE DATE

     The Plan is and shall be effective April 1, 2001, the date of its adoption by the Board of Directors, subject to its approval by the shareholders of the Company, and Stock Options may be granted from time to time thereafter.

2.4. DURATION

     Unless sooner terminated by the Board of Directors, the Plan shall remain in effect until March 31, 2011.

2.5. SHARES SUBJECT TO THE PLAN

     The maximum number of shares of Common Stock which may be subject to Stock Options granted under the Plan shall be 1,500,000. The maximum number of shares of Common Stock and the Stock Options shall be subject to adjustment in accordance with Section 4.1, and shares to be issued upon exercise of Stock Options may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock purchased or acquired by the Company for any purpose. If a Stock Option or portion thereof shall expire or is terminated, canceled or surrendered for any reason without being exercised in full, the unpurchased shares of Common Stock which were subject to such Stock Option or portion thereof shall be available for future grants of Stock Options under the Plan.

2.6. AMENDMENTS

     The Plan may be suspended, terminated or reinstated, in whole or in part, at any time by the Board of Directors. The Board of Directors may from time to time make such amendments to the Plan as it may deem advisable, including, with respect to Incentive Stock Options, amendments deemed necessary or desirable to comply with Section 422 of the Code and any regulations issued thereunder; provided, however, that without the approval of the Company's shareholders no amendment shall be made which:

     (a) Increases the maximum number of shares of Common Stock which may be subject to Stock Options granted under the Plan (other than as provided in Section 4.1); or

     (b)  Extends the term of the Plan; or

     (c) Increases the period during which a Stock Option may be exercised beyond ten (10) years from the date of grant; or

     (d) Otherwise materially increases the benefits accruing to Participants under the Plan; or

     (e) Materially modifies the requirements as to eligibility for participation in the Plan.

     Except as otherwise provided herein, termination or amendment of the Plan shall not, without the consent of a Participant, affect such Participant's rights under any Stock Option previously granted to such Participant.

2.7. PARTICIPANTS AND GRANTS

     Stock Options may be granted by the Board of Directors or the Committee, as the case may be, to those persons who the Board of Directors or the Committee, as the case may be, determines have the capacity to make a substantial contribution to the success of the Company or its subsidiaries. The Board of Directors or the Committee, as the case may be, may grant Stock Options to purchase such number of shares of Common Stock (subject to the limitation of Section 2.5) as the Board of Directors or the Committee, as the case may be, may, in its sole discretion, determine. In granting Stock Options, the Board of Directors or the Committee, as the case may be, on an individual basis, may vary the number of Incentive Stock Options or Non-Qualified Stock Options as between Participants and may grant Incentive Stock Options and/or Non-Qualified Stock Options to a Participant in such amounts as the Board of Directors or the Committee, as the case may be, may determine in its sole discretion.

3. STOCK OPTIONS

3.1. GENERAL

     All Stock Options granted under the Plan shall be evidenced by written agreements executed by the Company and the Participant to whom granted and dated as of the applicable date of grant, which agreement shall state the number of shares of Common Stock which may be purchased upon the exercise thereof and shall contain such investment representation and other terms and conditions as the Board of Directors or the Committee, as the case may be, may from time to time determine, or, in the case of Incentive Stock Options, as may be required by Section 422 of the Code, or any other applicable law. Each such grant shall be signed on behalf of the Company by a member of the Board of Directors or the Committee, as the case may be, or by an officer delegated such authority by the Board of Directors or the Committee, as the case may be.

3.2. PRICE

     Subject to the provisions of Sections 3.6(d) and 4.1, the purchase price per share of Common Stock subject to a Stock Option shall, in no case, be less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock on the date the Stock Option is granted.

3.3. PERIOD

     The duration or term of each Stock Option granted under the Plan shall be for such period as the Committee shall determine but in no event more than ten (10) years from the date of grant thereof.

3.4. EXERCISE

     Subject to Section 4.4, Stock Options may be exercisable immediately upon the grant of the Stock Option or at such other time or times as the Board of Directors or the Committee, as the case may be, shall specify when granting the Stock Option. Once exercisable, a Stock Option shall be exercisable, in whole or in part, by delivery of a written notice of exercise to the Secretary of the Company at the principal office of the Company specifying the number of whole shares of Common Stock as to which the Stock Option is then being exercised, together with payment of the full purchase price for the shares being purchased upon such exercise. Until the shares of Common Stock as to which a Stock Option is exercised are issued, the Participant shall have none of the rights of a shareholder of the Company with respect to such shares.

3.5. PAYMENT

     The purchase price for shares of Common Stock as to which a Stock Option has been exercised and any amount required to be withheld, as contemplated by Section 4.3, may be paid:

     (a) In United States dollars in cash, or by check, bank draft or money order payable in United States dollars to the order of the Company; or

     (b) By the delivery by the Participant to the Company of whole shares of Common Stock having an aggregate Fair Market Value on the date of payment equal to the aggregate of the purchase price of Common Stock as to which the Stock Option is then being exercised or by the withholding of whole shares of Common Stock having such Fair Market Value upon the exercise of such Stock Option; or

     (c) At the discretion of the Company, by the delivery of a promissory note for the entire purchase price bearing interest at the then prime rate offered by the Company's principal bank and maturing no more than twenty-four months after delivery.

     The Board of Directors or the Committee, as the case may be, may, in its discretion, impose limitations, conditions and prohibitions on the use by a Participant of shares of Common Stock to pay the purchase price payable by such Participant upon the exercise of a Stock Option.

3.6. SPECIAL RULES FOR INCENTIVE STOCK OPTIONS

     Notwithstanding any other provision of the Plan, the following provisions shall apply to Incentive Stock Options granted under the Plan:

     (a) Incentive Stock Options shall only be granted to Participants who are employees of the Company.

     (b) To the extent that the aggregate Fair Market Value of Common Stock, with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other Stock Option Plan of the Company, exceeds $100,000, such Stock Options shall be treated as Non-Qualified Stock Options.

     (c) Any Participant who disposes of shares of Common Stock acquired upon the exercise of an Incentive Stock Option by sale or exchange either within two (2) years after the date of the grant of the Incentive Stock Option under which the shares were acquired or within one (1) year of the acquisition of such shares, shall promptly notify the Secretary of the Company at the principal office of the Company of such disposition, the amount realized, the purchase price per share paid upon exercise and the date of disposition.

     (d) No Incentive Stock Option shall be granted to a Participant who, at the time of the grant, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company unless the purchase price of the shares of Common Stock purchasable upon exercise of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value (at the time the Incentive Stock Option is granted) of the Common Stock and the Incentive Stock Option is not exercisable more than five (5) years from the date it is granted.

3.7. TERMINATION OF EMPLOYMENT OR RELATIONSHIP

     (a) In the event a Participant's employment by, or relationship with, the Company or any of its subsidiaries shall terminate for any reason other than those reasons specified in Sections 3.7(b), (c), (d), (e) or (f) while such Participant holds Stock Options, then all rights of any kind under any outstanding Stock Option held by such Participant which shall not have previously lapsed or terminated shall expire immediately.

     (b) If a Participant's employment by, or relationship with, the Company or any of its subsidiaries shall terminate as a result of such Participant's total disability, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such Participant for a period of six (6) months after termination unless such Stock Option expires earlier by its terms. For purposes of the Plan, "total disability" shall mean permanent mental or physical disability as determined by the Board of Directors or the Committee, as the case may be.

     (c) In the event of the death of a Participant, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of death) by the executor or administrator of the Participant's estate or by the person or persons to whom the deceased Participant's rights thereunder shall have passed by will or by the laws of descent or distribution, and shall remain so exercisable for a period of six (6) months after such Participant's death unless such Stock Option expires earlier by its terms.

     (d) If a Participant's employment by the Company or any of its subsidiaries shall terminate by reason of such Participant's retirement in accordance with Company policies, each Stock Option held by such Participant at the date of termination (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject hereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable by such Participant for a period of three (3) months after termination, unless such Stock Option expires earlier by its terms.

     (e) In the event the Company or any of its subsidiaries terminates the employment of a Participant for any reason except "good cause" (hereafter defined) and except upon such Participant's death, total disability or retirement in accordance with Company policies, each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable for a period of three (3) months after such termination unless such Stock Option expires earlier by its terms. A termination for "good cause" shall have occurred only if the Participant in question is terminated, by written notice (i) because of his or her conviction of a felony for a crime involving an act of fraud or dishonesty, (ii) intentional acts or omissions on such Participant's part causing material injury to the property or business of the Company or any of its subsidiaries, or (iii) because such Participant shall have breached any material term of any employment agreement in place between such Participant and the Company or any of its subsidiaries and shall have failed to correct such breach within any grace period provided for in such agreement. "Good cause" for termination shall not include bad judgment or any act or omission reasonably believed by such Participant, in good faith, to have been in, or not opposed to, the best interests of the Company or any of its subsidiaries.

     (f) In the event of the termination of a Participant's service as a Director of the Company, and such termination is for any reason except for such Participant's death or total disability or the removal of such Participant as Director (by the shareholders, the Board of Directors or otherwise) for "good cause" (as defined in Section 3.7(e)(i) and (ii)), each Stock Option held by such Participant (which has not previously lapsed or terminated) shall immediately become fully exercisable as to the total number of shares of Common Stock subject thereto (whether or not exercisable to that extent at the time of such termination) and shall remain so exercisable for a period of three (3) months after such termination unless such Stock Option expires earlier by its terms.

3.8. EFFECT OF LEAVES OF ABSENCE

     It shall not be considered a termination of employment when a Participant is on military or sick leave or such other type of leave of absence which is considered a continuing intact employment relationship of the Participant with the Company or any of its subsidiaries. In case of such leave of absence, the employment relationship shall be deemed to have continued until the later of (i) the date when such leave shall have lasted ninety (90) days in duration, or (ii) the date as of which the Participant's right to re-employment shall have no longer been guaranteed either by statute or contract.

4. MISCELLANEOUS PROVISIONS

4.1. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

     In the event of changes to the outstanding shares of Common Stock of the Company through reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend, stock consolidation or otherwise, or in the event of a sale of all or substantially all of the assets of the Company, an appropriate and proportionate adjustment shall be made in the number and class of shares as to which Stock Options may be granted. A corresponding adjustment changing the number or class of shares and/or the exercise price per share of unexercised Stock Options or portions thereof which shall have been granted prior to any such change shall likewise be made. Notwithstanding the foregoing, in the case of a reorganization, merger or consolidation, or sale of all or substantially all of the assets of the Company, in lieu of adjustments as aforesaid, the Board of Directors or the Committee, as the case may be, may in is discretion accelerate the date after which a Stock Option may or may not be exercised or the stated expiration date thereof. Adjustments or changes under this Section 4.1 shall be made by the Board of Directors or the Committee, as the case may be, whose determination as to what adjustments or changes shall be made, and the extent thereof, shall be final, binding and conclusive.

4.2. NON-TRANSFERABILITY

     No Stock Option shall be transferable except by will or the laws of descent and distribution, nor shall any Stock Option be exercisable during the Participant's lifetime by any person other than the Participant or his or her guardian or legal representative.

4.3. WITHHOLDING

     The Company's obligations under the Plan shall be subject to applicable federal, state and local tax withholding requirements. Federal, state and local withholding tax due at the time of a grant or upon the exercise of any Stock Option may, in the discretion of the Board of Directors or the Committee, as the case may be, be paid in shares of Common Stock already owned by the Participant or through the withholding of shares otherwise issuable to such Participant, upon such terms and conditions as the Board of Directors or the Committee, as the case may be, shall determine. If the Participant shall fail to pay, or make arrangements satisfactory to the Board of Directors or the Committee, as the case may be, for the payment, to the Company of all such federal, state and local taxes required to be withheld by the Company, then the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to such Participant an amount equal to any federal, state or local taxes of any kind required to be withheld by the Company.

4.4. COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES

     No Stock Option shall be exercisable and no shares will be delivered under the Plan except in compliance with all applicable federal and state laws and regulations including, without limitation, compliance with all federal and state securities laws and withholding tax requirements and with the rules of NASDAQ, if the Common Stock is listed on the NASDAQ National Market, and of all domestic stock exchanges on which the Common Stock may be listed. Any share certificate issued to evidence shares for which a Stock Option is exercised may bear legends and statements the Board of Directors or the Committee, as the case may be, shall deem advisable to assure compliance with federal and state laws and regulations. No Stock Option shall be exercisable and no shares will be delivered under the Plan, until the Company has obtained the consent or approval from regulatory bodies, federal or state, having jurisdiction over such matters as the Board of Directors or the Committee, as the case may be, may deem advisable. In the case of the exercise of a Stock Option by a person or estate acquiring the right to exercise the Stock Option as a result of the death of the Participant, the Board of Directors or the Committee, as the case may be, may require reasonable evidence as to the ownership of the Stock Option and may require consents and releases of taxing authorities that it may deem advisable.

4.5. NO RIGHT TO EMPLOYMENT

     Neither the adoption of the Plan nor its operation, nor any document describing or referring to the Plan, or any part thereof, nor the granting of any Stock Options hereunder, shall confer upon any Participant under the Plan any right to continue in the employ of the Company or any of its subsidiaries, or shall in any way affect the right and power of the Company or any of its subsidiaries to terminate the employment of any Participant at any time with or without assigning a reason therefor, to the same extent as might have been done if the Plan had not been adopted.

4.6. EXCLUSION FROM PENSION COMPUTATIONS

     By acceptance of a grant of a Stock Option under the Plan, the recipient shall be deemed to agree that any income realized upon the receipt or exercise thereof or upon the disposition of the shares received upon exercise will not be taken into account as "base remuneration", "wages", "salary" or "compensation" in determining the amount of any contribution to or payment or any other benefit under any pension, retirement, incentive, profit-sharing or deferred compensation plan of the Company or any of its subsidiaries.

4.7. ABANDONMENT OF OPTIONS

     A Participant or Eligible Director may at any time abandon a Stock Option prior to its expiration date. The abandonment shall be evidenced in writing, in such form as the Board of Directors or the Committee, as the case may be, may from time to time prescribe. A Participant or Eligible Director shall have no further rights with respect to any Stock Option so abandoned.

4.8. INTERPRETATION OF THE PLAN

     Headings are given to the Sections of the Plan solely as a convenience to facilitate reference, such headings, numbering and paragraphing shall not in any case be deemed in any way material or relevant to the construction of the Plan or any provision hereof. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall also include within Its meaning the plural and vice versa.

4.9. USE OF PROCEEDS

     Funds received by the Company upon the exercise of Stock Options shall be used for the general corporate purposes of the Company.

4.10. CONSTRUCTION OF PLAN

     The place of administration of the Plan shall be in the State of Delaware, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.